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                                                                     EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Heller Financial, Inc.

  As independent public accountants, we hereby consent to the incorporation of our report dated January 23, 1998 (except with respect to the matters discussed in Note 20, as to which the date is February 24, 1998) included in this Form 10-K/A at page 48, into the Company's previously filed Registration Statements on Form S-3 No's. 33-62479 and 333-38545 and Form S-2 No. 333-46915.

/s/ Arthur Andersen LLP
Chicago, Illinois

April 27, 1998